EXHIBIT 1.1

$596,553,000
AAMES MORTGAGE INVESTMENT TRUST 2006-1
Mortgage Backed Notes

UNDERWRITING AGREEMENT

April 27, 2006

Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, CT 06830	Lehman Brothers Inc. 745 Seventh Avenue, 7th Floor New York, NY 10019
Bear, Stearns & Co. Inc. 383 Madison Avenue, 10th Floor New York, NY 10179	Citigroup Global Markets, Inc. 390 Greenwich Street, 6th Floor New York, NY 10013
Countrywide Securities Corporation 4500 Park Granada Calabasas, CA 91302	Friedman, Billings, Ramsey & Co., Inc. 1001 Nineteenth Street North Arlington, VA 22209
Morgan Stanley & Co. Incorporated 1585 Broadway New York, NY 10036

Ladies and Gentlemen:

Financial Asset Securities Corporation (the “Depositor”), a Delaware corporation, has authorized the issuance and sale of Aames Mortgage Investment Trust 2006-1 Mortgage Backed Notes, consisting of (i) the Class A-1, Class A-2, Class A-3 and Class A-4 Notes (the “Senior Notes”) and (ii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes (collectively, the “Subordinate Notes”). The Senior Notes and the Subordinate Notes are collectively referred to as the “Notes.”

The Notes are being purchased by the Underwriters named in Schedule A hereto, and Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Bear, Stearns & Co. Inc., Citigroup Global Markets, Inc., Countrywide Securities Corporation, Friedman, Billings, Ramsey & Co., Inc. and Greenwich Capital Markets, Inc. (collectively, the “Underwriters”) are purchasing, severally, the Notes set forth opposite their names in Schedule A, except that the amounts purchased by the Underwriters may change in accordance with Section 11 of this Agreement.

The Notes will be issued pursuant to an indenture (the “Indenture”) dated as of May 2, 2006, among Aames Mortgage Investment Trust 2006-1 (the “Trust” or the “Issuer”), Wells Fargo Bank, N.A., as trust administrator (the “Trust Administrator”), and Deutsche Bank National Trust Company, as indenture trustee (the “Indenture Trustee”). Capitalized but undefined terms shall have the meanings assigned to them in the Indenture or in the Transfer and Servicing Agreement (as defined below), as applicable.

The Notes represent obligations of the Trust and will be secured by collateral consisting primarily of first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans, having a Cut-off Date Balance of approximately $596,553,000 (the “Mortgage Loans”), and such amounts as may be held by the Trust Administrator on behalf of the Indenture Trustee in any accounts held by the Indenture Trustee or the Trust Administrator for the Trust. The Mortgage Loans are secured by first deeds of trust or mortgages, in the case of 93.12% of the Mortgage Loans, and subordinate deeds of trust or mortgages in the case of 6.88% of the Mortgage Loans, on one- to four-family residential properties. Forms of the indenture and transfer and servicing agreement have been filed as an exhibit to the Registration Statement (as defined below). The Notes are more fully described in the Final Prospectus (as defined below).

Pursuant to (i) the mortgage loan purchase and assignment agreement (the “Mortgage Loan Purchase Agreement”) dated as of April 1, 2006 between Aames Investment Corporation, as seller (the “Seller”), and the Depositor and (ii) the transfer and servicing agreement (the “Transfer and Servicing Agreement”) dated as of April 1, 2006, among the Issuer, the Depositor, the Seller, Wells Fargo Bank, N.A. as Trust Administrator and as master servicer (in such capacity, the “Master Servicer”), Aames Funding Corporation as servicer (the “Servicer”) and the Indenture Trustee, the Seller will transfer to the Depositor and the Depositor will transfer to the Trust, all of its right, title and interest in and to the unpaid principal balances of the Mortgage Loans as of the Cut-off Date and interest due on and after the Cut-off Date and the collateral securing each Mortgage Loan.

Section 1.  Representations and Warranties of the Depositor. The Depositor represents and warrants to, and agrees with, the Underwriters that as of the date hereof and as of the Closing Date:

(a)  A Registration Statement on Form S-3 (No. 333-130961), including a prospectus and a form of prospectus supplement that contemplates the offering of mortgage backed notes, has (i) been prepared by the Depositor in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective and is still effective as of the date hereof under the Securities Act. Copies of such Registration Statement have been delivered by the Depositor to the Underwriters. As used in this Agreement, “Effective Time” means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Registration Statement” means such registration statement, at the Effective Time, including any documents incorporated by reference therein at such time; “Base Prospectus” means a final prospectus dated April 26, 2006; “Prospectus Supplement” means a final prospectus supplement dated April 27, 2006 relating to the Notes; “Pricing Free Writing Prospectus” means a free writing prospectus, dated April 26, 2006, relating to the Notes to be filed with the Commission pursuant to Rule 433 of the 1933 Act. The Base Prospectus and the Prospectus Supplement relating to the Notes in the form to be filed with the Commission pursuant to Rule 424 are hereinafter together called the “Final Prospectus.” Each of the Pricing Free Writing Prospectus and the Final Prospectus is referred to herein as a “Prospectus.” Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of the Prospectus and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of the Prospectus and incorporated by reference in the Prospectus and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Depositor filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Prospectus or the effectiveness of the Registration Statement and no proceedings for such purpose are pending or, to the Depositor’s knowledge, threatened by the Commission. There are no contracts or documents of the Depositor that are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement other than such documents or materials, if any, as any Underwriter delivers to the Depositor as Derived Information for filing on Form 8-K. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied with respect to the Depositor and the Registration Statement.

(b)  The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform when they become effective or are filed with the Commission, as the case may be, in all material respects to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof and of any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Pricing Free Writing Prospectus and the Final Prospectus as of its date, and as amended or supplemented as of the Closing Date, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to (i) information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Depositor in writing by any Underwriter expressly for use therein, it being understood that such information is limited to the information set forth in the last two paragraphs of the front cover page of the Final Prospectus and in the first paragraph after the tables under the heading “Underwriting” in the Final Prospectus (the “Underwriters’ Information”) or (ii) any computer tape furnished to the Underwriters by the Seller or its affiliate concerning the assets comprising the Trust Estate (the “Aames Collateral Information”) or any Derived Information (other than the Aames Collateral Information), in each case to the extent not included in the Prospectus other than by incorporation by reference.

(c)  The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(d)  The Depositor has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware and is in good standing in states and jurisdictions where the character of its assets or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Depositor. The Depositor has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the Transfer and Servicing Agreement and the Indenture (the “Agreements”) and to cause the Notes to be issued.

(e)  Except as disclosed in the Pricing Free Writing Prospectus and the Final Prospectus, there are no actions, proceedings or investigations pending with respect to which the Depositor has received service of process or, to the knowledge of the Depositor, threatened by or before any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject (i) which if determined adversely to the Depositor would have a material adverse effect on the business or financial condition of the Depositor, (ii) asserting the invalidity of any of the Agreements or the Notes, (iii) seeking to prevent the issuance of the Notes or the consummation by the Depositor of any of the transactions contemplated by any of the Agreements or (iv) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, any of the Agreements or the Notes.

(f)  This Agreement has been, and the Transfer and Servicing Agreement when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Depositor, and this Agreement constitutes, and the Transfer and Servicing Agreement when executed and delivered as contemplated herein and therein will constitute, legal, valid and binding instruments enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under this Agreement, limitations of public policy under applicable securities laws.

(g)  The execution, delivery and performance of the Agreements by the Depositor and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Notes, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party, by which the Depositor is bound or to which any of the properties or assets of the Depositor or any of its subsidiaries is subject, which conflict, breach, violation or default would have a material adverse effect on the business, operations or financial condition of the Depositor or its ability to perform its obligations under any of the Agreements, nor will such actions result in any violation of the provisions of the certificate of incorporation of the Depositor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets, which violation would have a material adverse effect on the business, operations or financial condition of the Depositor or its ability to perform its obligations under any of the Agreements.

(h)  The direction by the Depositor to the Trust Administrator to execute, authenticate, issue and deliver the Notes has been or will have been duly authorized by the Depositor and, assuming the Trust Administrator has been duly authorized to undertake such actions, when executed, authenticated, issued and delivered by the Trust Administrator in accordance with the Transfer and Servicing Agreement and the Indenture, the Notes will be validly issued and outstanding and the holders of the Notes will be entitled to the rights and benefits of the Notes as provided by the Transfer and Servicing Agreement and the Indenture.

(i)  No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Notes and the sale of the Notes to the Underwriters, or the consummation by the Depositor of the other transactions contemplated by the Agreements, except (i) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters or as have been obtained and (ii) such recordations of assignments of the Mortgage Loans pursuant to the Transfer and Servicing Agreement as have not yet been completed.

(j)  Immediately prior to the transfer of the Mortgage Loans contemplated by the Transfer and Servicing Agreement, the Depositor will: (i) have equitable title to the interest in the Mortgage Loans conveyed by the Seller, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”) that will not be released simultaneously with such transfer; (ii) not have assigned to any person (other than the Indenture Trustee) any of its right, title or interest in the Mortgage Loans; and (iii) have the power and authority under all governmental and regulatory bodies having jurisdiction over the ownership of the Mortgage Loans to sell its interest in the Mortgage Loans to the Indenture Trustee and to sell the Notes to the Underwriters. Upon execution and delivery of the Transfer and Servicing Agreement by the Indenture Trustee, the Issuer will have acquired beneficial ownership of all of the Depositor’s right, title and interest in and to the Mortgage Loans.

(k)  As of the Cut-off Date, each of the Mortgage Loans will meet the eligibility criteria described in the Prospectus and will conform in all material respects to the descriptions thereof contained in the Prospectus. The representations and warranties set out in the Transfer and Servicing Agreement are hereby made to the Underwriters as though set out in full herein, and, at the dates specified in the Transfer and Servicing Agreement, such representations and warranties were or will be true and correct in all material respects.

(l)  Neither the Depositor nor the Trust is an “investment company” within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

(m)  At the Closing Date, the Notes and the Transfer and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

(n)  Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Agreements and the Notes have been paid or will be paid at or prior to the Closing Date.

Section 2.  Purchase and Sale. The several commitments of the Underwriters to purchase the Notes pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. The Depositor agrees to instruct the Trust Administrator to issue the Notes and agrees to sell to the Underwriters, and the Underwriters agree (except as provided in Sections 11 and 12 hereof) severally and not jointly to purchase from the Depositor, the aggregate initial principal amounts or percentage interests of the Notes of each Class, as set forth opposite their names on Schedule A, at the purchase price or prices (plus accrued interest, as appropriate) as set forth on Schedule A.

Section 3.  Delivery and Payment. Delivery of and payment for the Notes shall be made at the offices of Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, or at such other place as shall be agreed upon by the Underwriters and the Depositor at 10:00 a.m. New York City time on May 2, 2006, or at such other time or date as shall be agreed upon in writing by the Underwriters and the Depositor (such date being referred to as the “Closing Date”). Payment shall be made to the Depositor by wire transfer of same day funds payable to the account of the Depositor or its designee. Delivery of the Notes shall be made to the several Underwriters against payment of the purchase price thereof. The Notes so delivered will, unless otherwise specified, be initially represented by one or more notes registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”). The interests of the beneficial owners of the Notes will, unless otherwise specified, be represented by book entries on the records of DTC and participating members thereof. Definitive Notes will be available only, unless otherwise specified, under the limited circumstances specified in the Indenture. The Notes will be made available for examination by the Underwriters no later than 2:00 p.m. New York City time on the Business Day immediately prior to the Closing Date.

Section 4.  Offering by the Underwriters. It is understood that, subject to the terms and conditions hereof, the several Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.

Section 5.  Agreements. (a) The Depositor agrees as follows:

(i)  To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act, not later than the Commission’s close of business on the second Business Day following the availability of the Prospectus to the Underwriters; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Closing Date except as permitted herein; prior to the termination of the offering of the Notes, to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters or their counsel with copies thereof without charge; to file promptly all reports and any definitive proxy or information statements required to be filed by the Depositor with the Commission pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required by law in connection with the offering or sale of the Notes contemplated by the Pricing Free Writing Prospectus and the Final Prospectus; and for so long as delivery of a prospectus is required by law, to promptly advise the Underwriters of its receipt of notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution of, or to the knowledge of the Depositor the threatening of, any proceeding for such purpose, or of: (i) any order preventing or suspending the use of the Prospectus; (ii) the suspension of the qualification of the Notes for offering or sale in any jurisdiction; (iii) the initiation of or, to the knowledge of the Depositor, threat of any proceeding for any such purpose; or (iv) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. In the event of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, the Depositor promptly shall use its reasonable best efforts to obtain the withdrawal of such order by the Commission.

(ii)  To furnish promptly to the Underwriters and to counsel for the Underwriters upon request a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii)  To deliver promptly to the Underwriters without charge (and in the case of clauses (ii) and (iii) below, for so long as delivery of a prospectus is required by law in connection with the offering or sale of the Notes contemplated by the Pricing Free Writing Prospectus and the Final Prospectus) such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits); (ii) the Prospectus and any amended or supplemented Prospectus; and (iii) any document incorporated by reference in the Prospectus (including exhibits thereto). If the delivery of a prospectus is required by law at any time prior to the expiration of nine months after the Closing Date in connection with the offering or sale of the Notes contemplated by the Pricing Free Writing Prospectus and the Final Prospectus, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Depositor shall notify the Underwriters and, upon any Underwriter’s request, shall file such document and prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance, and in case the Underwriters are required by law to deliver a Prospectus in connection with sales of any of the Notes at any time nine months or more after the Closing Date, upon the request of the Underwriters but at their expense, the Depositor shall prepare and deliver to the Underwriters as many copies as the Underwriters may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(iv)  For so long as delivery of a prospectus is required by law in connection with the offering or sale of the Notes contemplated by the Pricing Free Writing Prospectus and the Final Prospectus, to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Depositor or the Underwriters, be required by the Securities Act or requested by the Commission. Neither the Underwriters’ consent to nor their distribution of any amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(v)  To furnish the Underwriters and counsel for the Underwriters, prior to filing with the Commission, and to obtain the consent of the Underwriters for the filing of the following documents relating to the Notes: (i) any post-effective amendment to the Registration Statement or supplement to the Prospectus, or document incorporated by reference in the Prospectus other than any periodic reports required to be filed after the Closing Date, or (ii) any Prospectus pursuant to Rule 424 or Rule 433 of the Rules and Regulations.

(vi)  To use reasonable commercial efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States or elsewhere as the Underwriters may reasonably designate prior to the execution of this Agreement, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Notes. The Depositor will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been so qualified; provided, however, that the Depositor shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is now so subject.

(vii)  To cause the Transfer and Servicing Agreement to provide that so long as the Notes shall be outstanding, the Trust Administrator shall deliver to the Underwriters as soon as such statements are furnished to the Trust Administrator: (i) the annual statement as to compliance delivered to the Trust Administrator pursuant to Section 5.24 of the Transfer and Servicing Agreement; (ii) the annual statement of a firm of independent public accountants furnished to the Trust Administrator pursuant to Section 5.25 of the Transfer and Servicing Agreement; (iii) the monthly servicing report furnished to the Trust Administrator pursuant to Section 4.04 of the Transfer and Servicing Agreement; and (iv) the monthly reports furnished to the Noteholders pursuant to Section 5.09 of the Transfer and Servicing Agreement.

(b)     Each Underwriter represents, warrants, covenants and agrees with the Depositor that:

(i)  It has not provided and will not provide to any potential investor any information that would constitute “issuer information” within the meaning of Rule 433(h) under the Securities Act other than information contained in the Preliminary Term Sheet (as defined herein).

(ii)  In disseminating information to prospective investors, it has complied and will continue to comply fully with the rules and regulations, including, but not limited to Rules 164 and 433 under the Securities Act and the requirements thereunder for filing and retention of free writing prospectuses.

(iii)  It has not disseminated and will not disseminate any information relating to the Notes in reliance on Rule 167 or 426 under the Securities Act.

(iv)  It has not disseminated and will not disseminate any information relating to the Notes in a manner reasonably designed to lead to its broad unrestricted dissemination within the meaning of Rule 433(d) under the Securities Act.

(v)  Each Free Writing Prospectus disseminated by such Underwriter bore or will bear the applicable legends required under this Agreement, and no Free Writing Prospectus disseminated by such Underwriter bore or will bear any legend prohibited under this Agreement.

(vi)  Prior to entering into any Contract of Sale, the Underwriters shall convey the Pricing Free Writing Prospectus to each prospective investor. The Underwriters shall maintain sufficient records to document its conveyance of the Pricing Free Writing Prospectus to each potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the rules and regulations.

(vii)  On or before the Closing Date, the Underwriters shall execute and deliver to Thacher Proffitt & Wood llp a copy of the original issue discount pricing letter provided to the Underwriters by Thacher Proffitt & Wood llp.

(viii)  In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriters represent and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), they have not made and will not make an offer of the Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

  (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  (ii) to any legal entity which has two or more of (x) an average of at least 250 employees during the last financial year; (y) a total balance sheet of more than €43,000,000 and (z) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

  (iii) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this Section, the expression an “offer of the Notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(ix)  Each confirmation of sale with respect to Notes delivered by an Underwriters shall, if such confirmation of sale is not preceded or accompanied by delivery of the Final Prospectus, include a legend to the following effect in compliance with Rule 173:

Rule 173 notice: This security was sold pursuant to an effective registration statement that is on file with the SEC. You may request a copy of the final prospectus at www.sec.gov, or by calling [ ].

(c)  Offering Procedures: The following terms have the specified meanings for purposes of this Agreement:

(i)  “Contract of Sale” has the same meaning as the term “contract of sale” as used in Rule 159 under the Securities Act.

(ii)  “Derived Information” means any information regarding the Notes, other than the Issuer Information, disseminated by any Underwriter to a potential investor.

(iii)  “Free Writing Prospectus” means the Preliminary Term Sheet, the Pricing Free Writing Prospectus and any other information relating to the Notes disseminated by the Depositor or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Securities Act.

(iv)  “Issuer Information” means the information contained in the Preliminary Term Sheet.

(v)  “Preliminary Term Sheet” means the preliminary term sheet dated April 21, 2006 attached hereto as Exhibit A.

(d)  The Underwriters will not disseminate to any potential investor any information relating to the Notes that constitutes a “written communication” within the meaning of Rule 405 under the Securities Act, other than the Preliminary Term Sheet, a Prospectus and, in the case of the Underwriter, Derived Information, unless (i) if the Underwriters seek to disseminate such information, such Underwriter has obtained the prior consent of the Depositor, or (ii) if the Depositor seeks to disseminate such information, the Depositor has obtained the prior consent of the Underwriters.

The Underwriters may convey Derived Information (x) to a potential investor prior to entering into a Contract of Sale with such investor; provided, however, that such Derived Information shall not be “broadly disseminated” and (y) to an investor after a Contract of Sale provided that the Underwriters have complied with Section 5(b)(vi) in connection with such Contract of Sale. The Underwriters shall maintain records of any conveyance of Derived Information to potential or actual investors and shall maintain such records as required by the Regulations.

The Underwriters shall not disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or 426 under the Securities Act, nor shall the Underwriters disseminate any Free Writing Prospectus in a manner reasonably designed to lead to its broad unrestricted dissemination within the meaning of Rule 433(d) under the Securities Act.

(e)  Each Free Writing Prospectus shall bear the applicable legends specified in Exhibit B-1 hereto, and may bear the applicable legends specified in Exhibit B-2 hereto. A Free Writing Prospectus shall not include any legend of a type specified in Exhibit B-3 hereto.

Section 6.  Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters hereunder to purchase the Notes pursuant to this Agreement are subject to (i) the accuracy on and as of the Closing Date of the representations and warranties on the part of the Depositor herein contained; (ii) the performance by the Depositor of all of its obligations hereunder; and (iii) the following additional conditions as of the Closing Date:

(a)  Each of the obligations of the Depositor required to be performed by it on or prior to the Closing Date pursuant to the terms of the Agreements shall have been duly performed and complied with and all of the representations and warranties of the Depositor under any of the Agreements shall be true and correct in all material respects as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under any of the Agreements, and the Underwriters shall have received certificates to the effect of the foregoing, each signed by an authorized officer of the Depositor.

(b)  Prior to the Closing Date, (i) the Underwriters shall have received confirmation of the effectiveness of the Registration Statement and (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor, shall be contemplated by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

(c)  The Underwriters shall have received a letter dated on or before the date on which the Pricing Free Writing Prospectus and the Final Prospectus is dated and printed, in form and substance reasonably acceptable to the Underwriters and their counsel, prepared by Deloitte & Touche LLP (i) regarding certain numerical information contained or incorporated by reference in the Pricing Free Writing Prospectus and the Final Prospectus and (ii) relating to certain agreed upon procedures as requested by the Underwriters relating to the Mortgage Loans or shall have waived compliance with this condition.

(d)  The Notes shall have received the ratings specified in the Pricing Free Writing Prospectus and the Final Prospectus by each of Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”).

(e)  The Underwriters shall have received the following additional closing documents, in form and substance reasonably satisfactory to the Underwriters and its counsel:

(i)  the Agreements and all documents required thereunder, duly executed and delivered by each of the parties thereto other than the Underwriters and their affiliates;

(ii)  an officer’s certificate of an officer of the Seller, and an officer’s certificate of an officer of the Depositor, in each case dated as of the Closing Date and reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, with resolutions of the board of directors or governing body thereof, and copies of the certificate of incorporation and the bylaws (or, if for a limited liability company, documentation of due authorization in accordance with the company’s limited liability company agreement, a copy of the limited liability company agreement and certificate of formation) of each of the Depositor and the Seller, in each case attached thereto;

(iii)  an opinion of the General Counsel of the Seller, or such other counsel reasonably acceptable to the Underwriters and counsel for the Underwriters, dated the Closing Date, reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters as to various matters relating to the Seller and the Depositor;

(iv)  an opinion of Sidley Austin LLP, counsel to the Seller, or such other counsel reasonably acceptable to the Underwriters and counsel for the Underwriters, dated the Closing Date, reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters as to various corporate matters;

(v)  an opinion of Thacher Proffitt & Wood LLP, counsel to the Underwriters, dated the Closing Date, as to various corporate matters and matters customarily requested of underwriters’ counsel and reasonably satisfactory in form and substance to the Underwriters;

(vi)  such opinions of Thacher Proffitt & Wood LLP, counsel to the Depositor, in form reasonably satisfactory to the Underwriters, counsel for the Underwriters, Moody’s and S&P as to such additional matters not opined to in the opinion delivered pursuant to clause (v) above as shall be required for the assignment of the ratings specified in the Prospectus to the Underwritten Securities;

(vii)  a letter from Moody’s that it has assigned a rating of “Aaa” to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, “Aa2” to the Class M-1 Notes, “Aa3” to the Class M-2 Notes, “A1” to the Class M-3 Notes, “A2” to the Class M-4 Notes and “A3” to the Class M-5 Notes;

(viii)  a letter from Standard & Poor’s that it has assigned a rating of “AAA” to the Senior Notes, “AA+” to the Class M-1, Class M-2 and Class M-3 Notes, “AA” to the Class M-4; “AA-“ to the Class M-5 Notes, “A+” to the Class M-6 Notes, “A” to the Class M-7 Notes, “A-” to the Class M-8 Notes, “BBB+” to the Class M-9 Notes, “BBB” to the Class M-10 Notes, and “BBB-” to the Class M-11 Notes;

(ix)  an opinion of counsel to the Indenture Trustee dated the Closing Date, in form and substance reasonably acceptable to the Underwriters, counsel to the Underwriters, Standard & Poor’s and Moody’s;

(x)  an opinion of counsel to the Master Servicer dated the Closing Date, in form and substance reasonably acceptable to the Underwriters, counsel to the Underwriters, Standard & Poor’s and Moody’s; and

(xi)  an opinion of counsel to the Servicer dated the Closing Date, in form and substance reasonably acceptable to the Underwriters, counsel to the Underwriters, Standard & Poor’s and Moody’s; and

(xii)  an officer’s certificate of an officer of the Indenture Trustee dated as of the Closing Date, reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(f)  All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be reasonably satisfactory in form and substance to the Underwriters and counsel to the Underwriters.

(g)  The Seller and the Depositor shall have furnished the Underwriters with such other certificates of its officers or others and such other documents or opinions as the Underwriters or counsel to the Underwriters may reasonably request.

(h)  Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or New York state authorities; (iii) there shall have been any major disruptions of settlements of securities or clearance services in the United States; (iv) there shall have been any attack on or outbreak or escalation of major hostilities involving the United States or a declaration of war by the United States, or any other national or international calamity or emergency (including, without limitation, a national or international calamity or emergency resulting from an act of terrorism); or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) that is material and adverse and, in the case of any of the events specified in clauses (i) through (v), either individually or together with any other such event makes it, in the reasonable judgment of the Underwriters, impractical to market the Notes.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Depositor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Sections 7 and 8.

Section 7.  Payment of Expenses. The Seller agrees to pay:

(a)  the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) except as otherwise provided in Section 5(a)(iii), the costs of producing and distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any preliminary prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement; (e) the fees and expenses of Thacher Proffitt & Wood LLP in qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 5(a)(vi) hereof and of preparing, printing and distributing, if requested by the Underwriters, a Blue Sky Memorandum and a Legal Investment Survey, including reasonable related fees of counsel for the Underwriters; (f) any fees charged by securities rating services for rating the Notes; (g) the cost of the accountants’ comfort letter relating to the Pricing Free Writing Prospectus and the Final Prospectus; and (h) all other costs and expenses incidental to the performance of the obligations of the Depositor (including costs and expenses of counsel to the Depositor); provided that, except as provided in the last paragraph of this Section 7, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Notes which they may sell and the expenses of advertising any offering of the Notes made by the Underwriters, and the Underwriters shall pay the cost of the accountants’ comfort letters referred to in Section 5(b)(v).

Section 8.  Indemnification and Contribution.

(a)  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Depositor, each of its directors and each of its officers who have signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, expenses, damages or liabilities to which the Depositor or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (i) Derived Information provided by such Underwriter (except to the extent resulting from a Pool Error) and (ii) the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, but with respect to clause (a)(ii) above, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Underwriters’ Information; and will reimburse any legal or other expenses reasonably incurred by the Depositor and each of its directors, officers or controlling persons in connection with investigating, preparing to defend or defending any such loss, claim, expense, damage, liability or action as such expenses are incurred. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(b)  Promptly after receipt by the Depositor under this Section 8 of notice of any claim or the commencement of any action, the Depositor will, if a claim in respect thereof is to be made against any Underwriter under this Section 8, notify the Underwriters of the claim or commencement of the action; but the omission so to notify the Underwriters will not relieve any Underwriter from any liability that it may have to the Depositor otherwise than under this Agreement. In case any such claim or action is brought against the Depositor, and the Depositor notifies the Underwriters, the Underwriters will be entitled to participate therein, and, to the extent that it may wish to do so, to assume the defense thereof, with counsel reasonably satisfactory to the Depositor (who shall not, except with the consent of the Depositor, be counsel to the Underwriters).

The Depositor shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Depositor unless: (i) the employment thereof has been specifically authorized by the Underwriters in writing; (ii) the Depositor shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Underwriter, and in the reasonable judgment of such counsel it is advisable for the Depositor to employ separate counsel; (iii) a conflict or potential conflict exists (based on advice of counsel to the Depositor) between the Depositor and the Underwriter; or (iv) the Underwriters has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Depositor, in which case, if the Depositor notifies the Underwriters in writing that it elects to employ separate counsel at the expense of the Underwriters, the Underwriters shall not have the right to assume the defense of such action on behalf of the Depositor.

No Underwriter shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the relevant Underwriter agrees to indemnify and hold harmless the Depositor from and against any loss or liability (to the extent set forth in Section 8(a)) by reason of such settlement or judgment.

Notwithstanding the foregoing paragraph, if at any time the Depositor shall have requested reimbursement for fees and expenses of counsel, the relevant Underwriter agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Depositor of the aforesaid request and (ii) such Underwriter shall not have reimbursed the Depositor in accordance with such request prior to the date of such settlement.

(c)  If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless the Depositor, then each Underwriter shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities referred to above (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. If the indemnification provided for in Section 8(a)(i) is unavailable or insufficient to hold harmless the indemnified party under Section 8(a)(i), then each Underwriter shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section (a)(i) in such proportion as appropriate to reflect the relative fault of the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriters. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by the Depositor in connection with investigating or defending any action or claim which is the subject of this subsection (c). Notwithstanding the provisions of this subsection (c), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts, commissions or other fees received by the Underwriter exceed the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (c) to contribute are several in proportion to their respective underwriting obligations and not joint.

Section 9.  Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Depositor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling persons thereof, or by or on behalf of the Depositor, and shall survive delivery of any Notes to the Underwriters.

Section 10.  No Fiduciary Duty; Entire Agreement. The Depositor acknowledges that in connection with the offering of the Notes: (a) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Depositor or any other person, (b) the Underwriters owe the Depositor only those duties and obligations set forth in this Agreement and (c) the Underwriters may have interests that differ from those of the Depositor. The Depositor waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Notes.

This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Notes, represents the entire agreement between the Depositor and the Underwriters with respect to the preparation of the Prospectus and the conduct of the offering, and the purchase and sale of the Notes.

Section 11.  Default by One or More of the Underwriters. If one or more of the Underwriters participating in the public offering of the Notes shall fail at the Closing Date to purchase the Notes which it is (or they are) obligated to purchase hereunder (the “Defaulted Notes”), then the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the non-defaulting Underwriters have not completed such arrangements within such 24-hour period, then

(i)  if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of the Notes to be purchased pursuant to this Agreement, the non-defaulting Underwriters named in this Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters; or

(ii)  if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of the Notes to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of the Depositor or any non-defaulting Underwriters.

No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from the liability with respect to any default of such Underwriter under this Agreement.

In the event of a default by any Underwriter as set forth in this Section 11, each of the non-defaulting Underwriters and the Depositor shall have the right to postpone the Closing Date for a period not exceeding five Business Days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

Section 12.  Termination of Agreement. The Underwriters may terminate this Agreement immediately upon notice to the Depositor, at any time at or prior to the Closing Date, if the events set forth in Section 6(h) of this Agreement shall occur and be continuing, or if any other closing condition set forth in Section 6 shall not have been fulfilled when required to be fulfilled. In the event of any such termination, the provisions of Section 7, the indemnity and contribution agreement set forth in Section 8, and the provisions of Sections 9, 15 and 17 shall remain in effect.

Section 13.  Notices. All statements, requests, notices and agreements hereunder shall be in writing, and shall be delivered or sent by mail, telex or facsimile transmission to Greenwich Capital Markets, Inc. 600 Steamboat Road, Greenwich, Connecticut 06830.

Section 14.  Persons Entitled to the Benefit of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Depositor, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any of the Underwriters within the meaning of Section 15 of the Securities Act, and for the benefit of each Underwriter’s respective officers and directors and for the benefit of directors of the Depositor, officers of the Depositor who have signed the Registration Statement and any person controlling the Depositor within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 15.  Survival. The respective indemnities, representations, warranties and agreements of the Depositor and the Underwriters contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

Section 16.  Definition of the Term “Business Day.” For purposes of this Agreement, “Business Day” means any day on which the New York Stock Exchange, Inc. is open for trading.

Section 17.  Governing Law: Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

The parties hereto hereby submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby agree that all claims in respect of any such action or proceeding may be heard or determined in New York State court or, to the extent permitted by law, in such federal court.

The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 18.  Counterparts. This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

Section 19.  Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Section 20.  Minimum Investment Amounts. The Underwriters shall only sell the Notes to initial investors in minimum total investment amounts of $100,000.

If the foregoing correctly sets forth the agreement between the Depositor and the Underwriters, please indicate your acceptance in the space provided for the purpose below.

Very truly yours,

FINANCIAL ASSET SECURITIES CORPORATION

By:	/s/ Matt Miles
Name: Matt Miles
Title: Vice President

CONFIRMED AND ACCEPTED, as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED Acting on its own behalf	LEHMAN BROTHERS INC. Acting on its own behalf

By: /s/ Steve Shapiro	By: /s/ Diane Rinnovatore

Name: Steve Shapiro Title: Managing Director	Name: Diane Rinnovatore Title: Managing Director

BEAR, STEARNS & CO. INC. Acting on its own behalf	CITIGROUP GLOBAL MARKETS, INC. Acting on its own behalf

By: /s/ Matthew Perkins	By: /s/ Perry J. DeFelice Jr.

Name: Matthew Perkins Title: Senior Managing Director	Name: Perry J. DeFelice Jr. Title: Vice President

COUNTRYWIDE SECURITIES CORPORATION Acting on its own behalf	FRIEDMAN, BILLINGS, RAMSEY & CO., INC. Acting on its own behalf

By: /s/ Ruben Avilez	By: /s/ James R. Kleeblatt

Name: Ruben Avilez Title: Executive Vice President	Name: James R. Kleeblatt Title: Sr. Managing Director

GREENWICH CAPITAL MARKETS, INC. Acting on its own behalf

By: /s/ Matt Miles

Name: Matt Miles Title: Vice President

SCHEDULE A

Underwriting Agreement dated April 27, 2006.

As used in this Agreement, the term “Registration Statement” refers to the Registration Statement on Form S-3, File No. 333-130961.

Closing Date: May 2, 2006.

Preliminary Pool Balance: $611,535,685.

Cut-Off Date: April 1, 2006.

Title, Purchase Price and Description of Offered Certificates:

Aames Mortgage Loan Investment Trust 2006-1, Mortgage Backed Notes, Series 2006-1, Classes designated below:

Class	Original Class Certificate Principal Balance	Pass-Through Rate	Moody’s/S&P Rating
A-1	$244,348,000	Variable	Aaa/AAA
A-2	$62,902,000	Variable	Aaa/AAA
A-3	$127,232,000	Variable	Aaa/AAA
A-4	$22,641,000	Variable	Aaa/AAA
M-1	$44,948,000	Variable	Aa2/AA+
M-2	$13,148,000	Variable	Aa3/AA+
M-3	$11,619,000	Variable	A1/AA+
M-4	$11,313,000	Variable	A2/AA
M-5	$9,785,000	Variable	A3/AA-
M-6	$12,231,000	Variable	N/R/A+
M-7	$15,594,000	Variable	N/R/A
M-8	$6,115,000	Variable	N/R/A-
M-9	$5,504,000	Variable	N/R/BBB+
M-10	$3,058,000	Variable	N/R/BBB
M-11	$6,115,000	Variable	N/R/BBB-

Underwriter	Original Class Certificate Principal Balance of Class A-1 Certificates	Underwriter’s Discount	Purchase Price
Greenwich Capital Markets, Inc.	$97,739,200	0.25%	99.7500%
Friedman, Billings, Ramsey & Co., Inc.	$97,739,200	0.25%	99.7500%
Bear, Stearns & Co. Inc.	$9,773,920	0.25%	99.7500%
Citigroup Global Markets Inc..	$9,773,920	0.25%	99.7500%
Countrywide Securities Corporation	$9,773,920	0.25%	99.7500%
Lehman Brothers Inc..	$9,773,920	0.25%	99.7500%
Morgan Stanley & Co. Incorporated	$9,773,920	0.25%	99.7500%
Total	$244,348,000

Underwriter	Original Class Certificate Principal Balance of Class A-2 Certificates	Underwriter’s Discount	Purchase Price
Greenwich Capital Markets, Inc.	$25,160,800	0.25%	99.7500%
Friedman, Billings, Ramsey & Co., Inc.	$25,160,800	0.25%	99.7500%
Bear, Stearns & Co. Inc.	$2,516,080	0.25%	99.7500%
Citigroup Global Markets Inc..	$2,516,080	0.25%	99.7500%
Countrywide Securities Corporation	$2,516,080	0.25%	99.7500%
Lehman Brothers Inc..	$2,516,080	0.25%	99.7500%
Morgan Stanley & Co. Incorporated	$2,516,080	0.25%	99.7500%
Total	$62,902,000

Underwriter	Original Class Certificate Principal Balance of Class A-3 Certificates	Underwriter’s Discount	Purchase Price
Greenwich Capital Markets, Inc.	$50,892,800	0.25%	99.7500%
Friedman, Billings, Ramsey & Co., Inc.	$50,892,800	0.25%	99.7500%
Bear, Stearns & Co. Inc.	$5,089,280	0.25%	99.7500%
Citigroup Global Markets Inc..	$5,089,280	0.25%	99.7500%
Countrywide Securities Corporation	$5,089,280	0.25%	99.7500%
Lehman Brothers Inc..	$5,089,280	0.25%	99.7500%
Morgan Stanley & Co. Incorporated	$5,089,280	0.25%	99.7500%
Total	$127,232,000

Underwriter	Original Class Certificate Principal Balance of Class A-4 Certificates	Underwriter’s Discount	Purchase Price
Greenwich Capital Markets, Inc.	$9,056,400	0.25%	99.7500%
Friedman, Billings, Ramsey & Co., Inc.	$9,056,400	0.25%	99.7500%
Bear, Stearns & Co. Inc.	$905,640	0.25%	99.7500%
Citigroup Global Markets Inc..	$905,640	0.25%	99.7500%
Countrywide Securities Corporation	$905,640	0.25%	99.7500%
Lehman Brothers Inc..	$905,640	0.25%	99.7500%
Morgan Stanley & Co. Incorporated	$905,640	0.25%	99.7500%
Total	$22,641,000

Underwriter	Original Class Certificate Principal Balance of Class M-1 Certificates	Underwriter’s Discount	Purchase Price
Greenwich Capital Markets, Inc.	$17,979,200	0.25%	99.7500%
Friedman, Billings, Ramsey & Co., Inc.	$17,979,200	0.25%	99.7500%
Bear, Stearns & Co. Inc.	$1,797,920	0.25%	99.7500%
Citigroup Global Markets Inc..	$1,797,920	0.25%	99.7500%
Countrywide Securities Corporation	$1,797,920	0.25%	99.7500%
Lehman Brothers Inc..	$1,797,920	0.25%	99.7500%
Morgan Stanley & Co. Incorporated	$1,797,920	0.25%	99.7500%
Total	$44,948,000

Underwriter	Original Class Certificate Principal Balance of Class M-2 Certificates	Underwriter’s Discount	Purchase Price
Greenwich Capital Markets, Inc.	$5,259,200	0.25%	99.7500%
Friedman, Billings, Ramsey & Co., Inc.	$5,259,200	0.25%	99.7500%
Bear, Stearns & Co. Inc.	$525,920	0.25%	99.7500%
Citigroup Global Markets Inc..	$525,920	0.25%	99.7500%
Countrywide Securities Corporation	$525,920	0.25%	99.7500%
Lehman Brothers Inc..	$525,920	0.25%	99.7500%
Morgan Stanley & Co. Incorporated	$525,920	0.25%	99.7500%
Total	$13,148,000

Underwriter	Original Class Certificate Principal Balance of Class M-3 Certificates	Underwriter’s Discount	Purchase Price
Greenwich Capital Markets, Inc.	$4,647,600	0.25%	99.7500%
Friedman, Billings, Ramsey & Co., Inc.	$4,647,600	0.25%	99.7500%
Bear, Stearns & Co. Inc.	$464,760	0.25%	99.7500%
Citigroup Global Markets Inc..	$464,760	0.25%	99.7500%
Countrywide Securities Corporation	$464,760	0.25%	99.7500%
Lehman Brothers Inc..	$464,760	0.25%	99.7500%
Morgan Stanley & Co. Incorporated	$464,760	0.25%	99.7500%
Total	$11,619,000

Underwriter	Original Class Certificate Principal Balance of Class M-4 Certificates	Underwriter’s Discount	Purchase Price
Greenwich Capital Markets, Inc.	$4,525,200	0.25%	99.7500%
Friedman, Billings, Ramsey & Co., Inc.	$4,525,200	0.25%	99.7500%
Bear, Stearns & Co. Inc.	$452,520	0.25%	99.7500%
Citigroup Global Markets Inc..	$452,520	0.25%	99.7500%
Countrywide Securities Corporation	$452,520	0.25%	99.7500%
Lehman Brothers Inc..	$452,520	0.25%	99.7500%
Morgan Stanley & Co. Incorporated	$452,520	0.25%	99.7500%
Total	$11,313,000

Underwriter	Original Class Certificate Principal Balance of Class M-5 Certificates	Underwriter’s Discount	Purchase Price
Greenwich Capital Markets, Inc.	$3,914,000	0.25%	99.7500%
Friedman, Billings, Ramsey & Co., Inc.	$3,914,000	0.25%	99.7500%
Bear, Stearns & Co. Inc.	$391,400	0.25%	99.7500%
Citigroup Global Markets Inc..	$391,400	0.25%	99.7500%
Countrywide Securities Corporation	$391,400	0.25%	99.7500%
Lehman Brothers Inc..	$391,400	0.25%	99.7500%
Morgan Stanley & Co. Incorporated	$391,400	0.25%	99.7500%
Total	$9,785,000

Underwriter	Original Class Certificate Principal Balance of Class M-6 Certificates	Underwriter’s Discount	Purchase Price
Greenwich Capital Markets, Inc.	$4,892,400	0.25%	99.7500%
Friedman, Billings, Ramsey & Co., Inc.	$4,892,400	0.25%	99.7500%
Bear, Stearns & Co. Inc.	$489,240	0.25%	99.7500%
Citigroup Global Markets Inc..	$489,240	0.25%	99.7500%
Countrywide Securities Corporation	$489,240	0.25%	99.7500%
Lehman Brothers Inc..	$489,240	0.25%	99.7500%
Morgan Stanley & Co. Incorporated	$489,240	0.25%	99.7500%
Total	$12,231,000

Underwriter	Original Class Certificate Principal Balance of Class M-7 Certificates	Underwriter’s Discount	Purchase Price
Greenwich Capital Markets, Inc.	$6,237,600	0.25%	99.7500%
Friedman, Billings, Ramsey & Co., Inc.	$6,237,600	0.25%	99.7500%
Bear, Stearns & Co. Inc.	$623,760	0.25%	99.7500%
Citigroup Global Markets Inc..	$623,760	0.25%	99.7500%
Countrywide Securities Corporation	$623,760	0.25%	99.7500%
Lehman Brothers Inc..	$623,760	0.25%	99.7500%
Morgan Stanley & Co. Incorporated	$623,760	0.25%	99.7500%
Total	$15,594,000

Underwriter	Original Class Certificate Principal Balance of Class M-8 Certificates	Underwriter’s Discount	Purchase Price
Greenwich Capital Markets, Inc.	$2,446,000	0.25%	99.7500%
Friedman, Billings, Ramsey & Co., Inc.	$2,446,000	0.25%	99.7500%
Bear, Stearns & Co. Inc.	$244,600	0.25%	99.7500%
Citigroup Global Markets Inc..	$244,600	0.25%	99.7500%
Countrywide Securities Corporation	$244,600	0.25%	99.7500%
Lehman Brothers Inc..	$244,600	0.25%	99.7500%
Morgan Stanley & Co. Incorporated	$244,600	0.25%	99.7500%
Total	$6,115,000

Underwriter	Original Class Certificate Principal Balance of Class M-9 Certificates	Underwriter’s Discount	Purchase Price
Greenwich Capital Markets, Inc.	$2,201,600	0.25%	89.6875%
Friedman, Billings, Ramsey & Co., Inc.	$2,201,600	0.25%	89.6875%
Bear, Stearns & Co. Inc.	$220,160	0.25%	89.6875%
Citigroup Global Markets Inc..	$220,160	0.25%	89.6875%
Countrywide Securities Corporation	$220,160	0.25%	89.6875%
Lehman Brothers Inc..	$220,160	0.25%	89.6875%
Morgan Stanley & Co. Incorporated	$220,160	0.25%	89.6875%
Total	$5,504,000

Underwriter	Original Class Certificate Principal Balance of Class M-10 Certificates	Underwriter’s Discount	Purchase Price
Greenwich Capital Markets, Inc.	$1,223,200	0.25%	80.8125%
Friedman, Billings, Ramsey & Co., Inc.	$1,223,200	0.25%	80.8125%
Bear, Stearns & Co. Inc.	$122,320	0.25%	80.8125%
Citigroup Global Markets Inc..	$122,320	0.25%	80.8125%
Countrywide Securities Corporation	$122,320	0.25%	80.8125%
Lehman Brothers Inc..	$122,320	0.25%	80.8125%
Morgan Stanley & Co. Incorporated	$122,320	0.25%	80.8125%
Total	$3,058,000

Underwriter	Original Class Certificate Principal Balance of Class M-11 Certificates	Underwriter’s Discount	Purchase Price
Greenwich Capital Markets, Inc.	$2,446,000	0.25%	75.5469%
Friedman, Billings, Ramsey & Co., Inc.	$2,446,000	0.25%	75.5469%
Bear, Stearns & Co. Inc.	$244,600	0.25%	75.5469%
Citigroup Global Markets Inc..	$244,600	0.25%	75.5469%
Countrywide Securities Corporation	$244,600	0.25%	75.5469%
Lehman Brothers Inc..	$244,600	0.25%	75.5469%
Morgan Stanley & Co. Incorporated	$244,600	0.25%	75.5469%
Total	$6,115,000

EXHIBIT A

EXHIBIT B-1

A legend in substantially the following form must appear on each Free Writing Prospectus:

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

The following additional legends must appear on the Preliminary Term Sheet (including each version thereof), any amendment thereof or supplement thereto:

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriter’s obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

The following additional legends must appear on any final term sheet (including each version thereof), any amendment thereof or supplement thereto:

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes similar information contained in any prior free writing prospectus relating to these securities.

The following additional legends must appear on each Free Writing Prospectus that includes Derived Information:

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

EXHIBIT B-2

The following additional legends may appear on the Preliminary Term Sheet (including each version thereof), any amendment thereof or supplement thereto, and any final term sheet:

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriter’s obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Please click here for a copy of the base prospectus applicable to this offering. [insert link direct to base as posted on a website, or link to an embedded pdf copy of the base prospectus]

The following additional legend, or a similar legend to the following effect, may appear on any Free Writing Prospectus disseminated prior to the time of contract of sale, if reflective of the understanding between the Underwriter and the investor:

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials. To indicate your interest in purchasing the class you must affirmatively communicate to us your desire to do so within _____ days after receipt of the revised offering materials, but in no event later than the business day before the date the securities are issued.

The following additional legend may appear on any Free Writing Prospectus disseminated prior to time of contract of sale:

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

The following additional legend may appear on any Free Writing Prospectus that includes Derived Information:

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you in order to make your investment decision.

EXHIBIT B-3

No legend to the following effect, whether or not expressed in different language, may be included in any Free Writing Prospectus:

Any statement that the free writing prospectus will be superseded by the final prospectus.

Any disclaimer of responsibility or liability for, or any disclaimer of the accuracy or completeness of, the content of the free writing prospectus that would not be appropriate for a prospectus or registration statement. [For example, a disclaimer by any party of the accuracy of information for which that party has statutory liability would not be appropriate. However, factual statements regarding the role of any party in preparing, providing, approving or verifying any information may be made.]

Any statement requiring investors to read, or acknowledge they have read, any disclaimers or legends, the base prospectus or the registration statement.

Language stating that the free writing prospectus is not a prospectus or an offer to sell (other than such a statement as to jurisdictions in which such offer or sale is not permitted).

Any statement that the free writing prospectus is privileged or confidential, or that its use is otherwise restricted.

Any statement that the free writing prospectus does not contain all material information, or that it will be supplemented by the final prospectus.

Any statement that the free writing prospectus is subject to change without notice.

Any statement that the investment decision should be based on, or may only be made based on, the final prospectus or any other information that is delivered only after the time of the contract for sale of the securities.